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                                                                    EXHIBIT 99.3

                                  PRESS RELEASE

PLANET REVERSE STOCK SPLIT, SYMBOL CHANGE EFFECTIVE MONDAY 12/6/04:

            San Diego, CA-December 3, 2004- Planet Polymer Technologies, Inc., now known as Planet Technologies, Inc. (formerly OTC BB: POLY.OB) ("Planet") announced that it has been advised by the NASD that the reverse stock split whereby each 50 outstanding shares of Common Stock will be consolidated into 1 share of Common Stock and trading under its new name and symbol (OTC BB: PLNT) will be effective Monday, December 6, 2004.

Except for the historical information contained herein, this news release contains forward-looking statements which involve risks and uncertainties, including the risk that actual results could differ materially from the results that may be indicated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the market acceptance of new products and technologies, and market conditions as well as other risks detailed from time to time in Planet Polymer's SEC reports, including the report on Form 10-KSB for the year ended December 31, 2003, quarterly reports for the quarters ended March 31, June 30,2004, September 30, 2004 and its Proxy Statement filed October 20, 2004.

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